Exhibit 99.1

DarkPulse, Inc. Announces Key Hire, Dr. Joseph Catalino Jr., as Chief Strategy Officer

Dr. Catalino brings extensive government contracting knowledge and expertise to DarkPulse

NEW YORK, New York –May 20, 2021 – DarkPulse, Inc. (OTC Markets: DPLS) (“DarkPulse” and the “Company”), a technology company focused on the manufacture, sale, installation and monitoring of laser sensing systems based on its patented BOTDA dark-pulse sensor technology (the “DarkPulse Technology”) which provides a data stream of critical metrics for assessing the health and security of infrastructure, today announced the hiring of Dr. Joseph Catalino Jr., as Chief Strategy Officer (CSO)

Dr. Joseph Catalino is a business operations and management expert who relishes in challenging, high-impact projects. From economic development in a conflict zone, to cost-modeling a government bureaucracy, Mr. Catalino has led a number of big initiatives resulting in impressive results as an accomplished executive. For nearly eight years he led multiple organizations and teams within the U.S. Defense Department. Recently he served as Defense Department representative on the White House COVID-19 Task Force. He also represented the Defense Department at the 6th Abu Dhabi Strategic Debate on regional stability in the Middle East. While at the Pentagon, he developed the first ever Counterterrorism Partnership Program Office. This $1.3 billion initiative allowed the U.S. to respond more nimbly to evolving threats. Mr. Catalino was the last head of the Pentagon’s controversial direct foreign investment/industrial revitalization program in Afghanistan - Task Force for Business and Stability Operations.

In addition to his government achievements, he has led private sector firms with extensive experience in business development—with capture results and significant capital generation—and public/private health services delivery/administration. Mr. Catalino serves as an advisory board member of DarkPulse Inc., and KIRSH Helmets. He is also a Senior Fellow at the University of South Florida. Mr. Catalino attributes his successes to mentors who gave him opportunities and counseled him through many failures. As a result, he is a passionate mentor, and has guided many professionals through different phases of their careers. In his spare time you will find him in Virginia with his wife and daughter – or on a motorcycle either in the hills or on a racetrack dragging his knee.

“I am especially happy to announce that Dr. Joseph Catalino has joined DarkPulse full-time as our Chief Strategy Officer, said Dennis M O’Leary Chairman and CEO of DarkPulse. He brings incredible depth of knowledge related to deploying large scale technology projects and management experience from his many years working at the Pentagon. He holds extensive government contracting experience and I personally look forward to working closely with Joe as the Company continues to make strides toward full operations.”

“I am thrilled to join Dennis and DarkPulse at this exciting time for the Company. I share his passion to deliver next generation solutions for our aging infrastructure and help guide the Company into other areas where we can grow the business” said Catalino.

The Company continues to explore additional potential opportunities in strategic locations worldwide with the goal of accelerating the adoption of its DarkPulse Technology Products and expand its global market position.

About DarkPulse , Inc.

DarkPulse, Inc. uses advanced laser-based monitoring systems to provide rapid and accurate monitoring of temperatures, strains and stresses. The Company’s technology excels when applied to live, dynamic critical infrastructure and structural monitoring, including pipeline monitoring, perimeter and structural surveillance, aircraft structural components and mining safety. The Company's fiber-based monitoring systems can assist markets that are not currently served, and its unique technology covers extended areas and any event that is translated into the detection of a change in strain or temperature. In addition to the Company’s ongoing efforts with respect to the marketing and sales of its technology products and services to its customers, the Company also continues to explore potential strategic alliances through joint venture and licensing opportunities to further expand its global market position.

For more information, visit www.DarkPulse.com

Safe Harbor Statement

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. All statements other than statements of historical facts included in this news release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; the acceptance of our products and services by customers; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other security and telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our success establishing and maintaining collaborative, strategic alliance agreements, licensing and supplier arrangements; our ability to comply with applicable regulations; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media contact:

DarkPulse Solutions, Inc.

media@DarkPulse.com

1.800.436.1436